SECURITIES EXCHANGE COMMISSION



Washington, D.C. 20549



FORM  8-K



CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act
1934



Date of Report:    September 20, 1995



MARATHON BANCORP

(Exact name of registrant as specified in its charter)



CALIFORNIA

(State of jurisdiction of incorporation)



0-12510

(Commission File Number)



95-3770539

(IRS Employer Identification No.)



11444 West Olympic Boulevard, Los Angeles, CA 90064

(Address of principal executive offices)              (Zip Code)





Registrant's telephone number, including area code: 310-996-9100

Item 5. Other Events





On September 20, 1995, the Bank entered into a formal agreement with the Office of the Comptroller of Currency (OCC) under which the Bank agreed to submit a three year strategic plan by November 1, 1995. The plan is subject to the approval and review by the District Administrator of the OCC and shall include, among other things, the action plans to accomplish the following:



	1. Achieve and maintain the desired capital ratios, as set forth below;



	2.  Attain satisfactory profitability; and



	3.  Reduce other real estate owned.



Under the terms of the agreement, the Bank is required to continue to adhere to certain minimum capital ratios in excess of the minimum regulatory capital requirements, as follow:



	1. Tier 1 capital at least equal to 8.5 percent of risk-weighted assets; and



	2. Tier 1 capital at least equal to 6 percent of actual adjusted total assets.















SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authority.





__September 27, 1995__

Date





__Marathon Bancorp__

(Registrant)







John Maloney

(Signature)